Exhibit 99.1
Encore Energy Partners LP Announces Fourth Quarter 2009 Results
FORT WORTH, Texas — (BUSINESS WIRE) – February 22, 2010
Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its unaudited fourth quarter 2009 results.
Distribution
On January 25, 2010, the board of directors of ENP’s general partner approved a distribution of $24.6 million which was paid on February 12, 2010 to holders of record at the close of business on February 8, 2010. The distribution was based on a distribution rate of $0.5375 per unit for the quarter ended December 31, 2009, or $2.15 per unit on an annualized basis.
Summary of Fourth Quarter 2009 Results
The following table highlights certain reported amounts for the fourth quarter of 2009 (common units and $ in millions, except quarterly distribution per unit):

	Three Months Ended
	December 31, 2009
Adjusted EBITDAX	$41.0
Net income excluding certain items	$18.7
Net loss	$(13.3)
Distributable cash flow	$36.7
Total distributions paid	$24.6
Quarterly distribution per unit	$0.5375
Coverage ratio	1.5	x
Weighted average diluted common units outstanding	45.3
Oil and natural gas revenues	$46.5
Average daily production volumes (BOE/D)	9,254
Oil as a percentage of total production volumes	68%
Development and exploration costs incurred	$1.1
Adjusted EBITDAX totaled $41.0 million for the fourth quarter of 2009 and distributable cash flow totaled $36.7 million. Adjusted EBITDAX and distributable cash flow are non-GAAP financial measures which are defined and reconciled to their most directly comparable GAAP measures in the attached financial schedules.

ENP’s fourth quarter 2009 results include a non-cash derivative fair value loss related to future periods of $31.8 million and non-cash unit-based compensation of $0.2 million. Excluding these amounts, net income for the quarter was $18.7 million ($0.41 per diluted common unit). ENP’s net loss for the fourth quarter of 2009 was $13.3 million ($0.29 per diluted common unit). Net income excluding certain items is defined and reconciled to its most directly comparable GAAP measure in the attached financial schedules.
Average daily production for the fourth quarter of 2009 was 6,308 Bbls of oil per day and 17,678 Mcf of natural gas per day, for a combined 9,254 barrels of oil equivalent (“BOE”) per day.
For the fourth quarter of 2009, the Partnership’s average realized wellhead oil price was $67.51 per Bbl, and the average realized wellhead natural gas price was $4.48 per Mcf. During the fourth quarter of 2009, the Partnership’s oil and natural gas differentials to NYMEX averaged a negative 11 percent ($8.47 per Bbl) and a positive seven percent ($0.31 per Mcf), respectively. The average NYMEX oil price was $75.98 per Bbl in the fourth quarter of 2009, and the average NYMEX natural gas price was $4.17 per Mcf.
Lease operating expense for the fourth quarter of 2009 was $10.6 million ($12.40 per BOE). Included in this amount was a non-recurring charge of $1.0 million related to non-operated properties.
General and administrative (“G&A”) expense for the fourth quarter of 2009 was $2.2 million ($2.63 per BOE).
Depletion, depreciation, and amortization expense for the fourth quarter of 2009 was $13.1 million ($15.36 per BOE).
During the fourth quarter of 2009, the Partnership invested $1.1 million in its capital program.
Liquidity Update
At December 31, 2009, ENP had $255 million outstanding under its revolving credit facility and $120 million of remaining availability on its $375 million revolving credit facility. The amount outstanding on the revolving credit facility decreased $5 million during the quarter as the Partnership continues to apply a portion of distributable cash flow to debt service in order to maintain its strong liquidity position.
First Quarter 2010 Outlook
The Partnership expects the following for the first quarter of 2010:

Average daily production volumes	8,650 to 9,250 BOE/D
Oil and natural gas related capital (Q1 2010)	$0.5 to $1.5 million
Lease operating expense	$11.00 to $12.50 per BOE
G&A expenses	$2.75 to $3.00 per BOE
Production, ad valorem, and severance taxes	11.6% of oil and natural gas revenues
Oil differential	-10% of NYMEX oil price
Natural gas differential	3% of NYMEX natural gas price

Conference Call Details
ENP will participate in the Denbury Resources Inc. (NYSE: DNR) (“Denbury”) fourth quarter 2009 earnings conference call to be held on Tuesday, February 23, 2010 at 10:00 a.m. Central Time. The call may be accessed on Denbury’s website at www.denbury.com.
About the Partnership
Encore Energy Partners LP was formed by Encore Acquisition Company to acquire, exploit, and develop oil and natural gas properties and to acquire, own, and operate related assets. ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.
Cautionary Statement
This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, including expected distributions, the benefits, timing, and mix of acquisitions, expected production volumes, expected expenses, expected taxes, expected capital expenditures, and expected differentials. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; diversion of management’s attention from existing operations while pursuing acquisitions; availability of capital; the ability of lenders to fulfill their commitments; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in ENP’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.

Contacts
Encore Energy Partners LP, Fort Worth
Bob Reeves, 817-339-0918
rcreeves@encoreacq.com
Kim Weimer, 817-339-0886
kweimer@encoreacq.com

Encore Energy Partners LP
Condensed Consolidated Statements of Operations
(in thousands, except per unit amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008 (a)	2009	2008 (a)
Revenues:
Oil	$39,178	$29,026	$127,611	$226,613
Natural gas	7,285	8,534	22,428	53,944
Marketing	97	117	478	5,324

Total revenues	46,560	37,677	150,517	285,881

Expenses:
Production:
Lease operating	10,556	10,683	41,676	44,752
Production, ad valorem, and severance taxes	4,513	4,436	16,099	28,147
Depletion, depreciation, and amortization	13,073	15,041	56,757	57,537
Exploration	58	80	3,132	196
General and administrative	2,240	4,705	11,375	16,605
Marketing	57	148	302	5,466
Derivative fair value loss (gain)	25,753	(118,452)	47,464	(96,880)
Other operating	369	377	3,099	1,670

Total operating expenses	56,619	(82,982)	179,904	57,493

Operating income (loss)	(10,059)	120,659	(29,387)	228,388

Other income (expenses):
Interest	(3,423)	(1,653)	(10,974)	(6,969)
Other	17	7	46	99

Total other expenses	(3,406)	(1,646)	(10,928)	(6,870)

Income (loss) before income taxes	(13,465)	119,013	(40,315)	221,518
Income tax benefit (provision)	149	(568)	(14)	(762)

Net income (loss)	$(13,316)	$118,445	$(40,329)	$220,756

Net income (loss) allocation:
Limited partners’ interest in net income (loss)	$(13,169)	$115,332	$(39,913)	$163,070
General partner’s interest in net income (loss)	$(147)	$1,843	$(592)	$2,648

Net income (loss) per common unit:
Basic	$(0.29)	$3.68	$(1.01)	$5.33
Diluted	$(0.29)	$3.49	$(1.01)	$5.21

Weighted average common units outstanding:
Basic	45,280	31,366	39,366	30,568
Diluted	45,280	33,016	39,366	31,938

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

Encore Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2009	2008 (a)

Net income (loss)	$(40,329)	$220,756
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash and other items	179,928	(28,170)
Changes in operating assets and liabilities	(24,629)	(3,351)

Net cash provided by operating activities	114,970	189,235

Net cash used in investing activities	(41,085)	(42,333)

Financing activities:
Net proceeds from long-term debt, net of issuance costs	102,061	102,310
Deemed distributions to affiliates in connection with the acquisition of assets	(251,247)	(125,027)
Proceeds from issuance of common units, net of offering costs	170,089	—
Distributions to unitholders	(81,652)	(74,401)
Net distributions to owner related to pre-partnership operations	(11,409)	(48,796)
Other	(592)	(372)

Net cash used in financing activities	(72,750)	(146,286)

Increase in cash and cash equivalents	1,135	616
Cash and cash equivalents, beginning of period	619	3

Cash and cash equivalents, end of period	$1,754	$619

Encore Energy Partners LP
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2009	2008 (a)

Total assets	$719,651	$813,313

Liabilities (excluding long-term debt)	$58,647	$43,962
Long-term debt	255,000	150,000
Partners’ equity	406,004	619,351

Total liabilities and partners’ equity	$719,651	$813,313

Working capital (b)	$15,558	$71,563

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

(b)	Working capital is defined as current assets minus current liabilities.

Encore Energy Partners LP
Selected Operating Results
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008 (a)	2009	2008 (a)
Total production volumes:
Oil (MBbls)	580	617	2,337	2,533
Natural gas (MMcf)	1,626	1,502	6,097	6,219
Combined (MBOE)	851	867	3,353	3,570

Average daily production volumes:
Oil (Bbls/D)	6,308	6,702	6,402	6,922
Natural gas (Mcf/D)	17,678	16,324	16,703	16,991
Combined (BOE/D)	9,254	9,423	9,186	9,754

Average realized prices:
Oil (per Bbl)	$67.51	$47.07	$54.61	$89.45
Natural gas (per Mcf)	4.48	5.68	3.68	8.67
Combined (per BOE)	54.58	43.33	44.75	78.59

Average expenses per BOE:
Lease operating	$12.40	$12.32	$12.43	$12.54
Production, ad valorem, and severance taxes	5.30	5.12	4.80	7.88
Depletion, depreciation, and amortization	15.36	17.35	16.93	16.12
Exploration	0.07	0.09	0.93	0.05
General and administrative	2.63	5.43	3.39	4.65
Derivative fair value loss (gain)	30.25	(136.64)	14.16	(27.14)
Other operating	0.43	0.43	0.92	0.47
Marketing, net of revenues	(0.05)	0.04	(0.05)	0.04

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

Encore Energy Partners LP
Derivative Summary as of February 19, 2010
(unaudited)
Oil Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
2010
	880	$80.00	440	$93.80	760	$75.43
	2,000	75.00	1,000	77.23	250	65.95
	760	67.00	—	—	—	—
2011
	1,880	80.00	1,440	95.41	760	78.46
	1,000	70.00	—	—	—	—
	760	65.00	—	—	250	69.65
2012
	750	70.00	500	82.05	210	81.62
	1,510	65.00	250	79.25	1,300	76.54
Natural Gas Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
2010
	3,800	$8.20	3,800	$9.58	5,452	$6.20
	4,698	7.26	—	—	550	5.86
2011
	3,398	6.31	—	—	7,952	6.36
	—	—	—	—	550	5.86
2012
	898	6.76	—	—	5,452	6.26
	—	—	—	—	550	5.86
Interest Rate Swaps

	Notional	Fixed
Period	Amount	Rate	Floating Rate
	(in thousands)
Feb. 2010 - Jan. 2011	$50,000	3.1610%	1-month LIBOR
Feb. 2010 - Jan. 2011	25,000	2.9650%	1-month LIBOR
Feb. 2010 - Jan. 2011	25,000	2.9613%	1-month LIBOR
Feb. 2010 - Mar. 2012	50,000	2.4200%	1-month LIBOR

(c)	Oil prices represent NYMEX WTI monthly average prices. Natural gas contracts are written at various market indices which may differ substantially from equivalent NYMEX prices.

Encore Energy Partners LP
Non-GAAP Financial Measures
(in thousands, except ratios and per unit amounts)
(unaudited)
     This press release includes a discussion of “Adjusted EBITDAX,” which is a non-GAAP financial measure. The following table provides reconciliations of “Adjusted EBITDAX” to net loss and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended December 31, 2009:

Net loss	$(13,316)
Depletion, depreciation, and amortization	13,073
Non-cash unit-based compensation expense	161
Exploration expense	58
Interest expense and other	3,406
Income taxes	(149)
Non-cash derivative fair value loss	37,737

Adjusted EBITDAX	40,970
Changes in operating assets and liabilities	(15,670)
Cash interest expense	(3,025)
Cash exploration expense	(52)
Current income taxes	205

Net cash provided by operating activities	$22,428

     “Adjusted EBITDAX” is used as a supplemental financial measure by ENP’s management and by external users of ENP’s financial statements, such as investors, commercial banks, research analysts, and others, to assess: (1) the financial performance of ENP’s assets without regard to financing methods, capital structure, or historical cost basis; (2) the ability of ENP’s assets to generate cash sufficient to pay interest costs and support its indebtedness; (3) ENP’s operating performance and return on capital as compared to those of other entities in the oil and natural gas industry, without regard to financing or capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     “Adjusted EBITDAX” should not be considered an alternative to net loss, operating loss, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “Adjusted EBITDAX” may not be comparable to similarly titled measures of another entity because all companies may not calculate “Adjusted EBITDAX” in the same manner.
     This press release also includes a discussion of “Distributable cash flow,” which is a non-GAAP financial measure. The following table provides a reconciliation of “distributable cash flow” to net loss and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended December 31, 2009:

Net loss	$(13,316)
Depletion, depreciation, and amortization	13,073
Non-cash unit-based compensation expense	161
Non-cash derivative fair value loss	37,737
Exploration expense	58
Development capital	(1,040)

Distributable cash flow	36,673
Changes in operating assets and liabilities	(15,670)
Non-cash interest	381
Cash exploration expense	(52)
Deferred income taxes	56
Development capital	1,040

Net cash provided by operating activities	$22,428

     ENP believes that “distributable cash flow” is a useful measure of ENP’s financial and operating performance and its ability to continue to make quarterly distributions.
     “Distributable cash flow” should not be considered an alternative to net loss, operating loss, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “distributable cash flow” may not be comparable to similarly titled measures of another entity because all entities may not calculate “distributable cash flow” in the same manner.
     This press release also includes a discussion of “Coverage ratio,” which is a non-GAAP liquidity measure. The following table provides the calculation of “coverage ratio” for the three months ended December 31, 2009:

Distributable cash flow		$36,673
Divided by:
Equivalent outstanding units	$45,846
Times: cash distribution per unit paid	0.5375	24,642

Coverage ratio		1.5	x

     “Coverage ratio” is important to investors as an indicator of whether ENP is generating cash flow at a level that can sustain or support the quarterly distribution and support ENP’s goal of enhancing its liquidity. Actual distributions are set by the Board of Directors of the general partner of ENP.
     This press release also includes a discussion of “Net income excluding certain items,” which is a non-GAAP financial measure. The following table provides a reconciliation of “net income excluding certain items” to net loss allocated to unitholders, ENP’s most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended December 31, 2009:

		Per Diluted
	Total	Common Unit
Net loss allocated to unitholders	$(13,316)	$(0.29)
Add: non-cash unit-based compensation expense	161	—
Add: non-cash derivative fair value loss excluding premium amortization	31,819	0.70

Net income excluding certain items	$18,664	$0.41

     ENP believes that the exclusion of these items enables it to evaluate operations more effectively period-over-period and to identify operating trends that could otherwise be masked by the excluded items.
     “Net income excluding certain items” should not be considered an alternative to net loss allocated to unitholders, operating loss, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “net income excluding certain items” may not be comparable to similarly titled measures of another entity because all entities may not calculate “net income excluding certain items” in the same manner.